[MORRISON & FOERSTER LLP LETTERHEAD]



                                 November 3, 1999

Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas 72201

       Re:  Shares of Common Stock of
            Stagecoach Funds, Inc.
            --------------------------------

Ladies/Gentlemen:

     We refer to Post-Effective Amendment No. 58 and Amendment No. 59 to the Registration Statement on Form N-1A (SEC File Nos. 33-42927 and 811-6419) (the "Registration Statement") of Stagecoach Funds, Inc. (the "Company") relating to the income and tax-free income Funds of the Company.

       We have been  requested by the Company to furnish this opinion as Exhibit
(i) to the Registration Statement.

       We have examined documents relating to the organization of the Company and its series and the authorization and issuance of shares of its income and tax-free income Funds. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company through June 30, 1999.

       Based upon and subject to the foregoing, we are of the opinion that:

       The issuance and sale of the Shares by the Company, upon completion of such corporate action as is deemed necessary or appropriate, will be duly and validly authorized by such corporate action and assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set forth in the Fund's current prospectus under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Company.

       We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

       In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Counsel" in the Statement of Additional Information, which is included as part of the Registration Statement.


                                       Very truly yours,

                                       /s/ MORRISON & FOERSTER LLP

                                       MORRISON & FOERSTER LLP